     POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby

     constitutes and appoints Winn-Dixie Stores, Inc. (the

     "Company") the undersigned's true and lawful

     attorney-in-fact to:

          (1)  execute for and on behalf of the undersigned, in

     the undersigned's capacity as an officer and/or director

     of the Company, Forms 3, 4, and 5 in accordance with

     Section 16(a) of the Securities Exchange Act of 1934 and

     the rules thereunder;

          (2)  do and perform any and all acts for and on

     behalf of the  undersigned which may be necessary or

     desirable to complete and execute any such Form 3, 4, or

     5, complete and execute any amendment or amendments

     thereto, and timely file such form with the United States

     Securities and Exchange Commission and any stock exchange

     or similar authority; and

          (3)  take any other action of any type whatsoever in

     connection with the foregoing which, in the opinion of

     such attorney-in-fact, may be of benefit to, in the best

     interest of, or legally required by, the undersigned, it

     being understood that the documents executed by such

     attorney-in-fact on behalf of the undersigned pursuant to

     this Power of Attorney shall be in such form and shall

     contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact

     full power and authority to do and perform any and every

     act and thing whatsoever requisite, necessary, or proper

     to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as

     the undersigned might or could do if personally present,

     with full power of substitution or revocation, hereby

     ratifying and confirming all that such attorney-in-fact,

     or such attorney-in-fact's substitute or substitutes,

     shall lawfully do or cause to be done by virtue of this

     power of attorney and the rights and powers herein

     granted.  The undersigned acknowledges that the foregoing

     attorney-in-fact, in serving in such capacity at the

     request of the undersigned, are not assuming, nor is the

     Company assuming, any of the undersigned's

     responsibilities to comply with Section 16 of the

     Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and

     effect until the undersigned is no longer required to file

     Forms 3, 4, and 5 with respect to the undersigned's

     holdings of and transactions in securities issued by the

     Company, unless earlier revoked by the undersigned in a

     signed writing delivered to the foregoing

     attorney-in-fact.  Only the General Counsel, Secretary or

     any Assistant Secretary will have the power to execute the

     Forms 3, 4 or 5 on behalf of the company as

     attorney-in-fact for the undersigned executive officer or

     director.

     IN WITNESS WHEREOF, the undersigned has caused this Power

     of Attorney to be executed as of this 9th day of Mar., 2004.

                                   /s/ Bennett L. Nussbaum

                                   (signature)

                                   BENNETT L. NUSSBAUM

                                   (print name)

     STATE OF FLORIDA    )

     COUNTY OF DUVAL     )

               The foregoing instrument was acknowledged before

     me this 9th day of March, 2004, by BENNETT L. NUSSBAUM, who is personally known to me.

     (NOTARIAL SEAL)          /s/ Karen I. Norman

                              Printed Name:  Karen I. Norman

                              NOTARY PUBLIC, State and County

                              aforesaid

                              My Commission Expires: 8/9/2005